SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 28, 1999

Patriot Tax Credit Properties L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)


0-20638                      13-3519080
(Commission File Number)     (IRS Employer Identification Number)

625 Madison Avenue, New York, NY 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 421-5333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report

ITEM 4.  Change in Registrant's Accountant

Note: The sole purpose of this amendment is to correct (i) the name of the Partnership and (ii) the Item reference on the EDGAR header page. Except for the foregoing, the information set forth below remains unchanged.

The independent auditor for Patriot Tax Credit Properties L.P. (the "Partnership"), Anchin, Block, & Anchin LLP ("Anchin") resigned on April 28, 1999. Anchin's reports on the financial statements for either the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and were not modified as to un-certainty, audit scope, or accounting principles. During the Partnership's two most recent fiscal years and the subsequent in-terim period preceding the dismissal there were no disagreements with Anchin on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Anchin's satisfaction, would have caused Anchin to make reference to the subject matter of the dis-agreement in connection with its report. Furthermore, Anchin did not advise the Partnership in either of the last two fiscal years that there were any "reportable events" as defined in Item 304
(a)(1)(iv) of Regulation S-K.

Anchin has furnished the Partnership with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of such letter, dated May 5, 1999 is filed as Exhibit 16.1.

The Partnership's Board of Directors and Audit Committee of the
Partnership's General Partner determined that it is in the Part-nership's best interests to engage a new independent auditor.

On April 30, 1999, the Partnership engaged Reznick Fedder & Sil-verman, P.C. ("Reznick") of Bethesda, Maryland as its principal accountant to audit the Company's financial statements. Reznick has represented to the Company that it has accountants who are competent to handle the Partnership's changing needs and who have expertise in the issues affecting the Partnership.

ITEM 7.	Financial Statements, Pro Forma Financial Information
and Exhibits

(a).	Financial Statements

	Not Applicable

(b).	Pro Forma Financial Information

	Not Applicable

(c).	Exhibits

	16.1 Letter from Anchin, Block, & Anchin, LLP to the Secu-rities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	Patriot Tax Credit Properties, L.P.
	(Registrant)


	By:	RCC Partners 96, L.L.C., general partner

Date:  May 12, 1999
	By:	/s/ Alan P. Hirmes
		Alan P. Hirmes
		Senior Vice President

Anchin, Block & Anchin LLP
Accountants and Consultants
May 5, 1999
1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of the Current Report on Form 8-K of Patriot
Tax Credit Properties L.P. for April 28, 1999, and we agree with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/  ANCHIN, BLOCK & ANCHIN LLP
ANCHIN, BLOCK & ANCHIN LLP